Exhibit 99.2

Tidewater Announces Conference Call

NEW ORLEANS, January 3, 2007 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2007 third quarter (ended December 31, 2006) earnings release and conference call have been scheduled for Wednesday, January 24, 2007. The press release will be issued before the market opens and the conference call will begin at 9:00 a.m. CST.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348, if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 10:00 a.m. CST on January 25, 2007, and will continue until 11:59 p.m. CST on January 26, 2007. To hear the replay, call 1-800-642-1687 (1-706-645-9291, if calling from outside the US). The conference call ID number is 5162062.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until February 24, 2007. Upon completion of the conference call, the company will also file a Form 8-K with the SEC which will include a transcript of the conference call.

Tidewater Inc. owns over 470 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett (504) 566-4506